Exhibit 10.23

DealPoint ID #	820913

Statement of Work

(“SOW”)

Addresses and contacts for notices

“Microsoft”	“Vendor” MBO Partners	“Vendor Personnel”
Company Name: Microsoft	Company Name: MBO Partners, Inc.	Company Name: Touchpoint Metrics, Inc. DBA MCorp Consulting
Primary Contact:	Primary Contact: Rachana Suri	Vendor Personnel Name(s): Michael Hinshaw Lynn Davison Kris Clark
Address:	Address: 13454 Sunrise Valley Dr #300 Herndon, VA 20194	Address: 201 Spear Street, Suite 1100, San Francisco, CA 94105
Phone number:	Phone number: (703) 793-6000	Phone number: 415-526-2290
Fax number:	Fax number:	Fax number: 415-526-2650
Email (if applicable):	Email (if applicable):	Email (if applicable): admin@mcorpconsulting.com
Secondary Contact:	Secondary Contact:	Secondary Contact: Lisa Hamilton (Accounting)
Microsoft Vendor Number: 2188117

SOW Effective Date:	10/29/12
SOW Expiration Date:	3/22/13

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Agreed and accepted

Microsoft	Supplier
Microsoft Signature:	Supplier Signature:
Microsoft Name: Tony Scott	Supplier Name: Rachana Suri
Microsoft Title: CIO	Supplier Title: Business Manager
Microsoft Date:	Supplier Date:

This SOW, executed in accordance with the terms of that certain Microsoft Master Vendor Agreement (MMVA) (the “Agreement”) dated October 10, 2012 between Microsoft and Vendor, is entered into by the parties and effective as of the SOW Effective Date above.

1.	Description of Services

Pursuant to and in conformance with any standards and/or specifications which may be provided by Microsoft to Vendor from time to time, Vendor Personnel shall deliver to and/or perform for Microsoft the following goods, services and/or other items or materials as a work made for hire (collectively, the “Services”).

MCorp will assist the Microsoft Information Technology organization (MSIT) and the Connected Customer Experience team (CCE) to embed an “outside-in” customer perspective into the organization through the development a robust customer experience design, improvement and management competency. MCorp will apply its proven approach across a multitude of projects within Microsoft Learning (MSL) to transfer its knowledge and capabilities to the CCE team. Specifically, MCorp will assist MSIT to:
▪	Develop ways to define, understand and improve customer experience (CX)
▪	Leverage IT to change how customers navigate the Microsoft hierarchy to be easier, more enjoyable and useful to them
▪	Improve how customers interact with the company as a whole
▪	Build a repeatable CX management capability that may be scaled and consistently applied across the entire IT organization.

MCorp will engage in a “co-creation” approach with MSIT, working side-by-side with MSIT as a team to accomplish the engagement objectives. MCorp will do so by first modeling behaviors and work activities, followed by mentoring and then guiding MSIT/CCE team members in the same work.

Our approach will guide the joint identification, strategic framework development and experience design of end-to-end customer journeys through a Microsoft certification for three high-profile MSL personas, including:
▪	MS Certified Professional (external)
▪	MS Certified Trainer (external)

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▪	MS Manager – someone who is managing the certification of their product (internal)

This “macro” focused engagement will both inform and be informed by the multiple initiatives recently completed, in flight or getting underway across MSL.

These end-to-end lifecycle views will uncover all major issues and needs, touching multiple business processes, systems and functions while standardizing CCE strategy and design – informing, guiding and supporting the experience improvement roadmap across MSIT over the next several years.

Through each phase of work the CCE team will shadow the MCorp team, focusing on a series of “secondary” personas (selected in Phase 1 of the engagement). The MCorp team will mentor and guide the CCE team to “learn by doing”, while simultaneously codifying CX methodologies, processes, artifacts and systems.

The key activities for each phase of work are as follows:

Project Kickoff

▪	Schedule development

▪	Role definition

Phase 1

▪	Internal stakeholder interviews conducted

▪	Research Plan finalized and agreed upon

▪
Knowledge transfer approach defined, including mentoring and guiding MSIT in identifying, developing or making available the supporting components (e.g., collaborative platform, frameworks and formats, etc.)

Phase 2

▪	Touchpoint mapping workshop completed

▪	Online focus group completed

▪	Quantitative research completed

▪	Data analysis and research summary findings completed

▪	Three personas created

▪
Knowledge transfer completed to conduct qualitative and quantitative customer experience research. Includes mentoring and guiding MSIT in sourcing reference materials and developing methodology, outputs and roles and responsibilities.

Phase 3

▪	Current state customer journey maps completed for three targeted personas

▪	Customer experience strategy articulated

▪
Knowledge transfer completed to create current state customer journey maps and define the customer experience strategy. Includes mentoring and guiding MSIT in sourcing reference materials and developing methodology, outputs and roles and responsibilities.

Phase 4

▪	Ideal state customer journey maps completed

▪	Recommendations, implementation roadmap and supporting high-level business case completed

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▪	Stakeholder presentation completed

▪
Knowledge transfer completed to create ideal state customer journey maps. Includes mentoring and guiding MSIT in sourcing reference materials and developing methodology, outputs and roles and responsibilities.

All Services shall be treated as Microsoft Confidential Information unless otherwise designated by Microsoft.

2.	Deliverables/Delivery Schedule

Vendor Personnel shall complete and deliver all Services to Microsoft on or before March 22, 2013.  The milestone delivery schedule for the Services, if applicable, shall be as follows:

Milestone #	Brief Description of Services to be completed by Vendor Personnel and delivered to Microsoft	Due on or Before
1	Project kick-off, including schedule development and role definition	11/5
2	Phase 1 deliverables including the completion of the Research Plan and defined knowledge transfer approach.	11/30
3
Phase 2 deliverables including the completion of the
qualitative research consisting of a touchpoint
mapping workshop and three (3) online focus groups
and knowledge transfer through mentoring and
guiding MSIT to source reference materials and
develop related methodology, outputs and roles and
responsibilities.
12/21
4
Phase 2 deliverables including the completion of the
quantitative web-based research and three (3)
personas and knowledge transfer through mentoring
and guiding MSIT to source reference materials and
develop related methodology, outputs and roles and
responsibilities.
1/25
5
Phases 3 and 4 deliverables including the completion
of the customer experience strategy definition
current, ideal state customer journeys, business case,
implementation roadmap and knowledge transfer
through mentoring and guiding MSIT to source
reference materials and develop related methodology,
outputs and roles and responsibilities.
3/22

3.	Payment

3.1	Services Fees

As complete and final payment for Services which has been completed and delivered by Vendor Personnel to Microsoft and which has been accepted by Microsoft, Microsoft shall pay Vendor:

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☐  flat fee of ________________ U.S. Dollars ($                                                                              _________ USD).

or

☒  total fee not to exceed three hundred thousand U.S. Dollars ($300,000.00 USD) in accordance with the following milestone payment schedule:

Milestone #	Not to Exceed Payment Amount	Delivery/Payment Date	IO
1	$ 76,000.00	10/29/12	BPA – 1429434
2	$ 56,000.00	11/30/12	Athena – 1436467
3	$ 56,000.00	12/21/12	Athena – 1436467
4	$ 56,000.00	1/25/13	BPA – 1429434
5	$ 56,000.00	3/22/13	BPA – 1429434
Sub-Total	$300,000.00
Expenses (if any – see Section 3.2, below)	$ 15,000.00	As incurred	BPA - 1429434
Total	$315,000.00

or

☐  total fee not to exceed ________ U.S. Dollars ($________USD) in accordance with the weekly rate of ________ U.S. Dollars ($________USD).

3.2	Expenses: (choose one of the below)

☒
As reflected in Section 3.1, above, Microsoft shall reimburse Vendor up to fifteen thousand US Dollars ($15,000.00 USD) for pre-approved, reasonable and actual travel and travel-related expenses incurred by Vendor Personnel in connection with the performance of the Services.  All travel expenses hereunder are subject to Microsoft’s review and the Microsoft Travel Policy and Vendor or Vendor Personnel must submit appropriate documentation evidencing expenses to be reimbursed.

OR

☐	Vendor shall bear sole responsibility for all expenses incurred in connection with the performance of the Services, unless otherwise agreed to in writing by Microsoft.

4.	Relationship of the Parties

(a)
No employment. The Agreement or this SOW does not create an employment relationship between Microsoft and Vendor or Vendor Personnel. Vendor’s employees, independent contractors, personnel and/or subcontractors (collectively referred to as “Vendor Personnel”) are not Microsoft employees.

(b)
Vendor is responsible for and will pay all wages, fringe benefits, payroll taxes, insurance, work schedules, and work conditions with respect to the Vendor Personnel, and for all other costs incurred by it in connection with its business, including but not limited to travel, rent, and the cost of supplies and materials, except as may have been approved by Microsoft in accordance

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with section this SOW.   Upon Microsoft’s request, Vendor will provide Microsoft with satisfactory proof of employment status of the assigned Resources.

(c)
Vendor will be responsible for and pay all costs of conducting its business, including, but not limited to, the expense and responsibility for any applicable insurance or city, county, state or federal licenses, permits, taxes or assessments of any kind. Vendor will be responsible for payment of any taxes imposed on Vendor including, but not limited to, income taxes, Social Security and Medicare taxes, and worker’s compensation premiums.   Vendor will indemnify Microsoft and hold it harmless from paying such business costs or taxes.

(d)
Vendor will defend, indemnify and hold harmless Microsoft and any of its parent, subsidiary or related companies, officers, managers, directors, employees and agents, for any claims, damages, judgments, settlement, costs or expenses incurred by Microsoft as a result of any action instituted by Vendor Personnel against Microsoft, including but not limited to any claims for wages, fringe benefits, or other compensation under federal or state law, any claims related to Vendor’s employment of or contract with Vendor Personnel, and any claims challenging the Vendor’s right to dismiss or sever contractual ties with its Vendor Personnel.  Similarly, Vendor will defend, indemnify and hold Microsoft harmless for any other third-party claims, judgments, settlements, costs, fines or penalties related to the employment status of the Vendor Personnel.

5.	Other

Estimated expenses in clause 3.2 Expenses above include any reasonable and necessary out-of-pocket expenses such as workshop materials, courier transcription fees and focus group platform fees.  All expenses will be billed as incurred, with no additional mark up or margin added by MCorp Consulting.

Reporting, technical requirements, attendance, Microsoft materials provided, or acceptance criteria, if any, in addition to the terms included in the Agreement/Purchase Order, are described below:

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